UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2021

Arena Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-31161	23-2908305
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

136 Heber Avenue, Suite 204, Park City, UT		84060
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 453-7200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ARNA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this report, “Arena Pharmaceuticals,” “Arena,” “Company,” “we,” “us” and “our” refer to Arena Pharmaceuticals, Inc., and/or one or more of our wholly owned subsidiaries, unless the context otherwise provides. Arena Pharmaceuticals® and Arena® are registered service marks of Arena Pharmaceuticals, Inc.

Item 8.01 Other Events.

Topline Results from Phase 2b CAPTIVATE Clinical Trial

On March 2, 2021, we announced topline results from the randomized, double-blind, placebo-controlled Phase 2b CAPTIVATE clinical trial evaluating three doses of olorinab, a novel, oral, peripherally acting, highly selective, full agonist of the cannabinoid receptor 2, or CB2, in participants with abdominal pain due to Irritable Bowel Syndrome, or IBS.

The CAPTIVATE trial randomized a total of 273 participants and was conducted in study sites across the United States. The results show that, although olorinab was well tolerated, it did not meet the primary efficacy endpoint of statistically significant improvement in the overall Average Abdominal Pain Score, or AAPS, from baseline to week 12, or the secondary endpoints.

A pre-specified analysis assessed participants with baseline AAPS ≥ 6.5 (median), representing those with moderate to severe pain. This subgroup accounted for 50% (n=137) of the overall study population. Within this subgroup, the 50 mg treatment group (n=35) showed a clinically meaningful (defined as improvement of at least 2.2 from baseline) and statistically significant (p=0.01) reduction in AAPS of 1.64 points compared to placebo and 3.93 points from baseline at week 12.

Olorinab was generally safe and well tolerated in the study, consistent with the safety profile of previous trials. Discontinuation rates and adverse events were similar to placebo, notably with no worsening of bowel habits and no treatment interruptions. There were no serious adverse events observed in the study.

We plan to share the full data from this trial at an upcoming medical meeting, and we expect to evaluate possible strategic options for olorinab.

About the Trial

CAPTIVATE was a Phase 2b, multi-center, randomized, double-blind, placebo-controlled, 12-week study of olorinab in 273 study participants with irritable bowel syndrome (IBS) experiencing abdominal pain. The study evaluated change in abdominal pain in participants with the clinical diagnosis of IBS with predominant constipation (IBS-C) or diarrhea (IBS-D). The primary objective of this trial was to assess the safety and efficacy of olorinab administered three times daily (TID). The primary endpoint was improvement in the weekly Average Abdominal Pain Score (AAPS) from baseline. The CAPTIVATE trial was conducted at approximately 70 study sites across the United States. Additional information on this clinical trial can be found at clinicaltrials.gov (NCT04043455).

About Olorinab

Olorinab (APD371) is an oral, peripherally acting, highly selective, full agonist of the cannabinoid receptor 2, or CB2. Olorinab is an internally discovered investigational drug candidate that Arena is exploring for development in several indications, with an initial focus on visceral pain in gastrointestinal disorders. This compound, through its selectivity for CB2, versus the cannabinoid receptor 1, or CB1, was designed to provide pain relief while minimizing the risk of psychoactive adverse effects.

Olorinab is an investigational compound that is not approved for use in any country.

Forward-Looking Statements.

Certain statements in this Current Report on Form 8-K are forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements may be identified by introductory words such as "will," "look forward," "upcoming," "committed," "objective," "designed to," "plan," and "expect," and include, without limitation, statements about the following: olorinab's potential utility and clinical benefits, Arena's plans to present additional data from the CAPTIVATE trial at a future medical meeting, the exploration of strategic options for olorinab, and Arena's purpose, work, understanding, ideas, execution, pipeline, planned clinical trials, discovery engine, and portfolio expansion. For such statements, Arena claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from Arena's expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the following: topline data may not accurately reflect the complete results of a particular study or trial; results of clinical trials and other studies are subject to different interpretations and may not be predictive of future results; clinical trials and other studies may not proceed at the time or in the manner expected or at all; the timing and outcome of research, development and regulatory review is uncertain, and Arena's drug candidates may not advance in development or be approved for marketing; enrolling participants in Arena's ongoing and intended clinical trials is competitive and challenging; the coronavirus disease (COVID-19) pandemic, including but not limited to the impact on Arena's clinical operations, the operations of Arena's suppliers, partners, collaborators, licensees, and capital markets, which in each case remains uncertain; risks related to developing and commercializing drugs; Arena will need additional funds to advance all of its programs, and you and others may not agree with the manner Arena allocates its resources; the impact of competition; risks related to unexpected or unfavorable new data; the risk that regulatory agencies may interpret or weigh the importance of data differently and reach different conclusions than Arena or others, request additional information, have additional recommendations or change their guidance or requirements before or after approval; satisfactory resolution of litigation or other disagreements with others; and risks related to the enforcement of Arena's and third parties' intellectual property rights. Additional factors that could cause actual results to differ materially from those stated or implied by our forward-looking statements are disclosed in our filings with the Securities and Exchange Commission (SEC), including but not limited to our most recent Annual Report on Form 10-K. These forward-looking statements represent our judgment as of the time of this release. We disclaim any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

Item 9.01 Financial Statements and Exhibits. (d)   Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 2, 2021	Arena Pharmaceuticals, Inc.

	By:	/s/ Amit D. Munshi
Amit D. Munshi
President and Chief Executive Officer